Exhibit (a)(11)

Oshkosh Corporation Investor Slides November 2012 Charles L. Szews Chief Executive Officer Patrick N. Davidson Vice President, Investor Relations

Forward-Looking Statements These slides includes forward-looking statements. To the extent this presentation constitutes proxy solicitation material to which the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) applies, the Company believes such statements to be “forward looking” within the meaning of the PSLRA. All statements other than statements of historical fact, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this presentation, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the cyclical nature of the Company’s access equipment, commercial and fire & emergency markets, especially in the current environment where there are conflicting signs regarding the future global economic outlook; the expected level and timing of the DoD procurement of products and services and funding thereof; risks related to reductions in government expenditures in light of U.S. defense budget pressures and an uncertain DoD tactical wheeled vehicle strategy; the ability to increase prices to raise margins or offset higher input costs; increasing commodity and other raw material costs, particularly in a sustained economic recovery; risks related to the Company’s exit from its ambulance business, including the amounts of related costs and charges; risks related to facilities consolidation and alignment, including the amounts of related costs and charges and that anticipated cost savings may not be achieved; the duration of the ongoing global economic weakness, which could lead to additional impairment charges related to many of the Company’s intangible assets and/or a slower recovery in the Company’s cyclical businesses than Company or equity market expectations; the potential for the U.S. government to competitively bid the Company’s Army and Marine Corps contracts; risks related to the collectability of receivables, particularly for those businesses with exposure to construction markets; the cost of any warranty campaigns related to the Company’s products; risks related to production or shipment delays arising from quality or production issues; risks associated with international operations and sales, including foreign currency fluctuations and compliance with the Foreign Corrupt Practices Act; risks related to actions of activist shareholders, including the amount of related costs; the Company’s ability to successfully execute on its strategic road map and meet its long-term financial goals; risks and uncertainties associated with the pending tender offer for the Company's shares, the outcome of any litigation related to the offer or any other offer or proposal, and the Board’s recommendation to the shareholders concerning the offer or any other offer or proposal. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation, and disclaims any obligation, to update information contained in this presentation. Investors should be aware that the Company may not update such information until the Company’s next quarterly earnings conference call, if at all.

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer for the shares of the Company commenced by IEP Vehicles Sub LLC and Icahn Enterprises Holdings L.P., the Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SHAREHOLDERS OF OSHKOSH ARE URGED TO READ THE SOLICITATION / RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of these documents free of charge at the SEC’s website at www.sec.gov. These materials are also available without charge on the Company’s website at www.oshkoshcorporation.com. In addition, copies of these materials may be requested from the Company’s information agent, Innisfree M&A Incorporated, toll-free at (877) 750-9499. ADDITIONAL INFORMATION AND WHERE TO FIND IT The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2013 Annual Meeting of Shareholders (the “2013 Annual Meeting”). On November 19, 2012, the Company filed a preliminary proxy statement with the SEC in connection with the solicitation of proxies for the 2013 Annual Meeting. Prior to the 2013 Annual Meeting, the Company will furnish a definitive proxy statement to its shareholders (the “2013 Proxy Statement”), together with a WHITE proxy card. SHAREHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement for the 2013 Annual Meeting and will be set forth in the 2013 Proxy Statement and other materials to be filed with the SEC in connection with the 2013 Annual Meeting. Shareholders will be able to obtain, free of charge, copies of the 2013 Proxy Statement and any other documents (including the WHITE proxy card) filed by the Company with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.oshkoshcorporation.com) or by writing to Ms. Margaret Wacholtz, Oshkosh Corporation, P.O. Box 2566, Oshkosh, Wisconsin, 54903-2566. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022 or toll-free at (877) 750-9499.

Framing the Opportunity

Moving the World at Work Our vehicles move people and materials at work Most protect people or property Many lift people or property All do so safely and efficiently Often share common customers/ distribution channels JLG, Jerr-Dan, IMT, McNeilus and Pierce sell into rental channel Every segment sells to the U.S. federal government Share common components/suppliers, technologies and manufacturing processes Scale is important to be competitive

Poised to Deliver Results Industry Leading Brands (1) Access Equipment#1 Global Fire Apparatus#1 Global Airport Products#1 Global Defense TWV (2)#1 Global Concrete Mixers#1 Americas Refuse Collection#1 Americas (1)Based on Company estimates. (2)Oshkosh Defense is the leading supplier of heavy, medium and tactical wheeled vehicles for the U.S. Armed Services. MOVE strategy expected to deliver higher margins throughout cycle Market recovery, from deep cycle, has commenced Is expected to overcome defense downturn Oshkosh processes and team support execution of MOVE We Are Mission Driven to Deliver Shareholder Value *Non-GAAP results. See Appendix for reconciliation to GAAP results.

MOVE – The Right Strategy Move Market Recovery and Growth Optimize Cost and Capital Structure Value Innovation Emerging Market Expansion Focuses on drivers that create highest shareholder value Recognizes constraints of markets, balance sheet and business valuations Expected to drive higher incremental margins across non-Defense businesses over cycle

Market Recovery Overcomes Defense Downturn Key North American markets in slow recovery Old fleets need to be renewed Construction recovery expected to strengthen in FY13 and beyond Mining, infrastructure and economic development aiding key Oshkosh markets in Latin America, Australia, Middle East & Asia European recovery delayed, but expected to extend AWP cycle Green solutions, rising safety standards and productivity requirements suggest stronger demand for Oshkosh products Oshkosh will manage its Defense business to remain profitable

Leveraging a Common Structure: Oshkosh Operating System Customer-centric application of lean principles Sets guiding principles for relationships with customers Improves processes needed to deliver key elements of MOVE Supports drive to improve cash flow Implementation gaining momentum Company-wide foundation for building shareholder value

Focused Board and Management Team Move Market Recovery and Growth Optimize Cost and Capital Structure Value Innovation Emerging Market Expansion Successfully navigated through unprecedented economic conditions Diverse & complementary backgrounds Continually developing/acquiring talent Incentive compensation objectives strongly aligned with shareholder interests Acting decisively for shareholders

MOVE Delivered in FY12 Achieved Adjusted EPS* of $2.27 September 14 Analyst Day estimate range: $2.05 - $2.15 Raised expectations several times throughout the year Generated $215 million of free cash flow* International sales increased to 22% in FY12 from 17% in FY11 Significant wins for Defense 750 M-ATVs for U.A.E. JLTV engineering and manufacturing development contract award Oshkosh Corporation Full Year Revenue $8.18B Adjusted Operating Income* $402M Adjusted Operating Income Margin* 4.9% Adjusted EPS* $2.27 Total Debt $955M Net Debt (Total debt less cash) $414M * Non-GAAP results. See Appendix for reconciliation to GAAP results.

MOVE Highlights

Market Recovery and Growth Expect strong market recovery in our Non-Defense businesses... Reflects estimated benefits of market recovery captured in financial estimates. Does not include benefits of other MOVE initiatives. Market recovery operating income growth opportunity from FY11 to prior peak sales levels for non-Defense segments estimated at ~$500 million. Based on September 14, 2012 Analyst Day estimate for FY12 non-Defense segments operating income, which excluded costs to exit ambulance and European mobile medical businesses. Non-Defense Revenue (1) ($ in Billions) Non-Defense Operating Income (1) ($ in Millions)

Optimizing Cost Initiatives Progressing Targeted Operating Income Margin Impact Expect annualized 62 bps impact for FY13 from actions implemented in FY12 Announced conversion of salaried defined benefit pension plans to defined contribution plans effective January 1, 2013 Reduces cash flow and expense volatility Significantly reduced supplemental executive retirement benefits Eliminated post-employment health benefits for certain current salaried employees E = Company estimates A = Actual results

Value Innovation Driving ~$350 million incremental annual revenue by FY15 (1) Incremental Revenue vs. FY12 ($ in Millions) Disciplined, resourced execution of multi-generational product and technology plans in all segments Integrated project teams charged with improving product launch processes and adherence to project KPIs

Customer First focus driving all innovation (1) Compared with FY12

Emerging Market Expansion > 25% of revenues by FY15 (30% by FY16) Expanding sales, service and manufacturing operations Forward deploying business development professionals for Defense Developing products for global markets Leveraging international facilities across segments Sales Outside the U.S.

Signs of Recovery

The Access Equipment Advantage JLG is positioned for sustained industry leading performance

North American Rental Companies are Refreshing Their Fleets, Increasing Market Penetration Source: IHS Global data/projections Source: Rouse Rental Report. Calendar year-end data for 2009-11 and September 2012. Based on International Rental News/Dan Kaplan sample of medium to large NA rental equipment companies (United Rental, RSC, H&E, HERC). Based on International Rental News/Dan Kaplan sample of medium to large NA rental equipment companies (United Rental, RSC, H&E, HERC).

North America – Strong Rental and Market Conditions, Sustained Growth Cycle Favorable construction spending outlook Rental industry robust Fleet age 55+ months (near peak) Utilization near 70% (trending up) Strong CapEx plans Rental penetration continues upward trajectory Energy projects, industrial retooling driving demand Source: Company estimates

EAME – Some Bright Spots Despite Economic Uncertainty Nordics, Benelux and Germany Russia (infrastructure), South Africa (mining) and Middle East (energy and infrastructure) Relative stability in agriculture Economic uncertainty in Southern Europe JLG primarily serves the AWP market in EAME Source: Company estimates

Latin America – Brazil Remains Attractive, Construction Strengthening Throughout Major projects with over $500 billion in investment expected in Brazil Rental concept strengthening Product adoption increasing in Mexico, Chile and Panama Inconsistent supply of capital Source: Company estimates

Asia Pacific – Australia Steady, China in Early Phase of Adoption Australia energy, mining and supporting infrastructure Rental concept emerging in China Vietnam, Indonesia and Malaysia showing potential Singapore adoption growing Slow recovery in Japan and South Korea JLG – Led Formation of China Work Safety Committee (WSC) Source: Company estimates

The Oshkosh Defense Advantage Defense industry expertise that leverages the full capabilities of Oshkosh Corporation

Adapting to the Domestic Defense Spending Downturn Current Operations Profile Future Operations Profile HEAVY, MEDIUM & MRAP VEHICLES MEDIUM, MRAP & LIGHT VEHICLES – Compete to win in the Light vehicle segment – Optimize our cost structure

L-ATV The Oshkosh JLTV Solution The future of light tactical vehicles JLTV EMD contract award 22 prototypes Testing and evaluation Oshkosh JLTV solution Oshkosh TAK-4i intelligent independent suspension system Latest automotive technologies Advanced crew protection system Unprecedented levels of protection, speed and off-road mobility for a light vehicle

The Fire & Emergency Advantage Leading global provider of specialty vehicles that serve, protect and save lives

Poised for Success in Challenging U.S. Market Lower federal funding expected to impact FY13 Expect modest municipal recovery beginning in FY14 Improving cost structure Exiting under-performing businesses Rightsizing Targeting market share growth of core products Custom pumpers Aerials Expect U.S. fire markets to bottom in FY13, modest improvement on the horizon U.S. Fire Apparatus Market (Units) Source: Fire Apparatus Manufacturers Association and Company estimates.

International Market Growth Opportunities Expect continued growth in developing countries Investing in safety and security Expanding infrastructure World air traffic projected to continue growing Middle East and Asia Pacific expected to increase 8%-10% per year Driving increased demand for Oshkosh Airport Products International customers seeking technologically superior products World Air Traffic 2012 - 2014 Projected Average Annual Growth Rate Pierce Industrial Pumper, Liaoning Province, China (1) Source: Air Traffic Growth (regional growth in passenger kilometers) per International Civil Aviation Organization

The Commercial Advantage: Street Smart, Street Tough Refuse collection vehicle product line Integrated factory Alternative fuel technology

U.S. Mixer Market Unit Growth Analysis Housing starts assumptions: 0.8 million in FY13; 1.2 million in FY14; and 1.4 million in FY15 Concrete mixer parts demand was up 20% in FY12 and up >100% from the recessionary low Wallboard loader demand recovery recently started September housing starts up 15%* over August Source: Company estimates * U.S. Census Bureau News Joint Release, U.S. Department of Housing and Urban Development, New Residential Construction in September 2012, October 17, 2012

Significant Opportunity with Modest RCV Recovery RCV market expected to be driven by: Population growth – CAGR 1% Market recovery / fleet age – CAGR 1% Construction and demolition – CAGR 1% Source: Company estimates Realistic projections based on historical data

Financial Outlook

Expectations for FY13* Revenues of $7.5B to $7.8B Operating income of $380M to $420M EPS from continuing operations of $2.35 to $2.60 Segment information Measure Access Equipment Defense Fire & Emergency* Commercial Sales (billions) $2.8-$3.0 $3.3-$3.4 $0.72-$0.75 $0.72-$0.75 Operating Income Margin 9.5%-10.0% 5.0%-5.5% 2.0%-2.5% 4.5%-5.0% Additional expectations Corporate expenses up slightly (higher IT investment) Tax rate of ~33% CapEx of ~$70 million Free cash flow $75 - $100 million Share count of ~91.5 million Comments on First Quarter Seasonally lowest quarter for sales and EPS *FY13 expectations are as of October 26, 2012 and do not include additional expected costs associated with the exit of the ambulance business in the Fire & Emergency segment and costs, which could be substantial, related to a tender offer and proxy contest by Mr. Carl Icahn.

Disciplined Capital Allocation Framework Continually review capital structure Apply free cash flow to provide highest returns Opportunistically use free cash flow to return capital to shareholders or acquisitions Announced plans for $300 million share repurchase over next 12-18 months Includes plans to repurchase at least $75 million of shares over next three months Poised to Deliver Results Industry Leading Brands (1) Access Equipment #1 Global Fire Apparatus #1 Global Airport Products #1 Global Defense TWV (2) #1 Global Concrete Mixers #1 Americas Refuse Collection #1 AmericasBased on Company estimates. Oshkosh Defense is the leading supplier of heavy, medium and tactical wheeled vehicles for the U.S. Armed Services. MOVE strategy expected to deliver higher margins throughout cycle Market recovery, from deep cycle, has commenced Is expected to overcome defense downturn Oshkosh processes and team support execution of MOVE We are Mission Driven to Deliver Shareholder Value * Non-GAAP results. See Appendix for reconciliation to GAAP results.

Poised to Deliver Results MOVE strategy expected to deliver higher margins throughout cycle Market recovery, from deep cycle, has commenced Is expected to overcome defense downturn Oshkosh processes and team support execution of MOVE 36 FY12 FY15E Industry Leading Brands (1) Access Equipment #1 Global Fire Apparatus #1 Global Airport Products #1 Global Defense TWV (2) #1 Global Concrete Mixers #1 Americas Refuse Collection #1 Americas * Non-GAAP results. See Appendix for reconciliation to GAAP results. Based on Company estimates. Oshkosh Defense is the leading supplier of heavy, medium and tactical wheeled vehicles for the U.S. Armed Services.

Appendix

Access Equipment Sales Outlook(1) Cost pass throughs of emission standards changes, Caterpillar telehandler volume, emerging market penetration and pricing expected to lift sales beyond $3.2 billion prior peak Sales growth expected to accelerate in FY14, and particularly in FY15, as fleet expansion follows U.S. nonresidential construction recovery (1) Sales to external customers

Access Equipment Operating Income Margin Outlook Steady margin improvement expected over next three years Operating income margin in the last cycle peaked at 11.3% Operating income margins reduced by ~ $50 million of annual intangible amortization * Non-GAAP results. See Appendix for reconciliation to GAAP results.

Access Equipment Operating Income Margin Drivers MOVE impact expected to accelerate in FY14 and FY15 as FY12 and FY13 investments provide returns Numerous “O” initiatives already providing benefits * Non-GAAP results. See Appendix for reconciliation to GAAP results.

Baseline Defense Revenue Family of Heavy Tactical Vehicles (FHTV) Logistics Vehicle System Replacement (LVSR) Medium Tactical Vehicle Replacement (MTVR) M-ATV Int’l M-ATV and Other Family of Medium Tactical Vehicles (FMTV) SandCat Vehicle Support, Aftermarket and Lifecycle Sustainment Services (1) Baseline assumed in Oshkosh’s EPS outlook JLTV EMD GMV 1.1 HMMWV Upgrades Int’l M-ATV MSVS P-19R, and More

Defense Sales Outlook Baseline sales in FY15E, assuming no contract wins, decline to $800 million Target sales for FY15E is $1.5 billion based on initiatives to drive global and aftermarket sales (1) Baseline assumed in Oshkosh’s EPS outlook

Defense Operating Income Margin Outlook Company will adjust cost structure as needed to remain profitable New contract wins present upside to Baseline * Non-GAAP results. See Appendix for reconciliation to GAAP results.

Fire & Emergency Sales Outlook Includes actual sales of Medtec ambulance business (Company is exiting this business in 1H FY13) of $29 million in FY11, $40 million in FY12 and estimated sales of $15 million in 1H FY13 Expect domestic fire apparatus to bottom in FY13E then begin slow recovery Solid airport products and broadcast growth expected from FY13E – FY15E, buoyed by international demand

Fire & Emergency Operating Income Margin Outlook Exit of under performing businesses moderately lifts margins in FY13; when exit complete, Company will seek to accelerate margin improvement Operating income margin expected to recover to mid-single digits in FY14 * Non-GAAP results. See Appendix for reconciliation to GAAP results.

Fire & Emergency Operating Income Margin Drivers Margins impacted by emerging market investments Over time, Company will seek to accelerate margin recovery targets despite soft domestic markets * Non-GAAP results. See Appendix for reconciliation to GAAP results.

Commercial Sales Outlook(1) Housing recovery expected to drive strong concrete mixer demand by FY15 > 40% concrete mixer FY12 - FY15E sales CAGR Modest refuse collection vehicle growth outlook (1) Sales to external customers

Commercial Operating Income Margin Outlook Margin improvement expected to accelerate in FY14 and FY15 as concrete mixer volumes recover * Non-GAAP results. See Appendix for reconciliation to GAAP results.

Commercial Operating Income Margin Drivers Reasonable market recovery assumptions drive significant fixed cost absorption benefits Growth in Americas outside U.S. is included in “M” initiatives driver Segment continues to evaluate emerging market initiatives outside of the Americas * Non-GAAP results. See Appendix for reconciliation to GAAP results.

Non-GAAP to GAAP Reconciliation The table below presents a reconciliation of the Company’s presented Non-GAAP measures to the most directly comparable GAAP measures (in millions, except per share amounts): Fiscal Year Ended Fiscal Year Ended September 30, September 30, 2012 2011 2012 2011 Consolidated Access equipment segment Non-GAAP operating income margin 4.9% 7.0% Non-GAAP operating income margin 7.8% 3.3% Non-GAAP operating income $ 401.6 $ 528.2 Non-GAAP operating income $ 228.9 $ 67.0 Restructuring-related charges (18.6) (18.2) Restructuring-related charges 0.3 $ (1.7) Curtailment expense (3.4) - GAAP operating income $ 229.2 $ 65.3 Proxy contest costs (6.6) - GAAP operating income margin 7.9% 3.2% Performance share valuation adjustment (7.0) - Long-lived asset impairment charges - (2.0) Defense segment GAAP operating income $ 366.0 $ 508.0 Non-GAAP operating income margin 6.0% 12.5% GAAP operating income margin 4.5% 6.7% Non-GAAP operating income $ 237.0 $ 546.7 Restructuring-related charges - (3.7) Curtailment expense (0.5) - Non-GAAP earnings per share attributable to GAAP operating income $ 236.5 $ 543.0 Oshkosh Corporation from continuing operations-diluted $ 2.27 $ 3.07 GAAP operating income margin 6.0% 12.4% Restructuring-related charges, net of tax (0.13) (0.13) Performance share valuation adjustment, net of tax (0.05) - Fire & emergency segment Curtailment expense, net of tax (0.02) - Non-GAAP operating income margin 1.0% 1.7% Proxy contest costs, net of tax (0.05) - Non-GAAP operating income $ 7.9 $ 13.3 Long-lived asset impairment charges, net of tax - (0.01) Restructuring-related charges (18.8) (12.4) Discrete tax benefits 0.49 0.12 Curtailment expense (2.0) - GAAP earnings per share attributable to Long-lived asset impairment charges - (2.0) Oshkosh Corporation from continuing operations-diluted $ 2.51 $ 3.05 GAAP operating income (loss) $ (12.9) $ (1.1) GAAP operating income margin (1.6)% (0.1)%  Net cash flows provided by operating activities $ 268.3 Commercial segment Additions to property, plant and equipment (55.9) Non-GAAP operating income margin 4.6% 0.8% Additions to equipment held for rental (8.4) Non-GAAP operating income $ 32.2 $ 4.3 Proceeds from sale of property, plant and equipment 7.6 Restructuring-related charges (0.1) (0.4) Proceeds from sale of equipment held for rental 3.7 GAAP operating income $ 32.1 $ 3.9 Free cash flow $ 215.3 GAAP operating income margin 4.6% 0.7%

Commonly Used Acronyms 51 ARFF Aircraft Rescue and Firefighting M-ATV MRAP All-Terrain Vehicle AWP Aerial Work Platform MECV Modernized Expanded Capability Vehicle CNG Compressed Natural Gas MRAP Mine Resistant Ambush Protected DoD Department of Defense MSVS Medium Support Vehicle System (Canada) EAME Europe, Africa & Middle East MTT Medium Tactical Truck EMD Engineering & Manufacturing Development NPD New Product Development FHTV Family of Heavy Tactical Vehicles OI Operating Income FMS Foreign Military Sales PLS Palletized Load System FMTV Family of Medium Tactical Vehicles PUC Pierce Ultimate Configuration HEMTT Heavy Expanded Mobility Tactical Truck RCV Refuse Collection Vehicle HET Heavy Equipment Transporter RFP Request for Proposal HEWATT HEMTT-Based Water Tender ROW Rest of World HMMWV High Mobility Multi-Purpose Wheeled Vehicle SMP Standard Military Pattern (Canadian MSVS) JLTV Joint Light Tactical Vehicle TACOM Tank-automotive and Armaments Command JPO Joint Program Office TDP Technical Data Package JROC Joint Requirements Oversight Council TFFT Tactical Fire Fighting Truck JUONS Joint Urgent Operational Needs Statement TPV Tactical Protector Vehicle KPIs Key Performance Indicators TWV Tactical Wheeled Vehicle L-ATV Light Combat Tactical All-Terrain Vehicle UCA Undefinitized Contract Action LVSR Logistic Vehicle System Replacement UIK Underbody Improvement Kit (for M-ATV)

For more information contact: Patrick N. Davidson Vice President, Investor Relations 920 966-5939 pdavidson@oshkoshcorp.com Tina Schmiedel Director, Investor Relations 920 233-9235 tschmiedel@oshkoshcorp.com